SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 7, 2013, the Compensation Committee granted restricted stock awards to non-employee directors of IBERIABANK Corporation (the “Company”) as follows:

Name	Restricted Stock Award (Shares)	Grant Date Per Share Fair Value of Awards
Elaine D. Abell	1000	$46.26
William H. Fenstermaker	1000	$46.26
Harry V. Barton, Jr.	1000	$46.26
Ernest P. Breaux, Jr.	1000	$46.26
John N. Casbon	1000	$46.26
Angus R. Cooper, II	1000	$46.26
John E. Koerner, III	1000	$46.26
O. Miles Pollard, Jr.	1000	$46.26
E. Stewart Shea, III	1000	$46.26
David H. Welch	1000	$46.26

The restricted stock awards will vest equally over a three-year period commencing with the first anniversary date of the awards. The restricted stock awards are subject to other terms and conditions of the 2010 Stock Incentive Plan and the Restricted Stock Award Agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on May 6, 2013. At the Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013 was ratified; and a non-binding resolution in support of the compensation of the named executive officers was approved.

The Judges of Election reported the vote of shareholders at the Annual Meeting as follows:

PROPOSAL 1: Election of Directors

NAME	FOR	WITHHELD
Elaine D. Abell	22,846,805	542,159
William H. Fenstermaker	22,241,643	1,147,321
O. Miles Pollard, Jr.	22,014,326	1,374,638
Angus R. Cooper, II	23,096,605	292,359

In addition, there were 3,054,083 broker non-votes for each nominee.

PROPOSAL 2: Ratify Appointment of Ernst & Young LLP

FOR	AGAINST	ABSTAIN
25,947,823	430,670	64,554

In addition, there were no broker non-votes.

PROPOSAL 3: Approval of a non-binding advisory resolution to approve the compensation of named executive officers

FOR	AGAINST	ABSTAIN
15,520,340	7,732,250	136,373

In addition, there were 3,054,084 broker non-votes.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 9, 2013	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

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